CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated October 25, 2022, relating to the consolidated financial statements of Rise Gold Corp. as at and for the years ended July 31, 2022 and 2021. We also consent to the reference to us under the caption "Interests of Experts" in the prospectus.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

May 5, 2023